Exhibit 20.5
Page 1 of 3
                    Navistar Financial 1997 - A Owner Trust
                        For the Month of October 1998
                    Distribution Date of November 16, 1998
                           Servicer Certificate #19

Original Pool Amount Initial Receivables                  $411,613,980.45
Subsequent Receivables (transferred 5/9/97)                $76,128,743.83
Subsequent Receivables (transferred 5/23/97)               $12,254,010.44

Beginning Pool Balance                                    $254,755,489.66
Beginning Pool Factor                                           0.5223153

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $13,682,480.90
     Interest Collected                                     $2,069,522.43

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                      $1,240,533.25
Total Additional Deposits                                   $1,240,533.25

Repos / Chargeoffs                                            $460,785.95
Aggregate Number of Notes Charged Off                                 109

Total Available Funds                                      $16,714,188.63

Ending Pool Balance                                       $240,890,570.76
Ending Pool Factor                                              0.4938886

Servicing Fee                                                 $212,296.24

Repayment of Servicer Advances                                $278,347.95

Reserve Account:
     Beginning Balance  (see Memo Item)                    $14,660,329.29
     Target Percentage                                               5.25%
     Target Balance                                        $12,646,754.96
     Minimum Balance                                       $10,499,931.43
     (Release) / Deposit                                   ($2,013,574.33)
     Ending Balance                                        $12,646,754.96

Current Weighted Average APR:                                      10.070%
Current Weighted Average Remaining Term (months):                   33.60

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days           $1,969,369.65      1,349
                                31 - 60 days            $494,495.74        368
                                60+  days               $206,668.31         95

     Total:                                           $2,670,533.70      1,376

     Balances:                  60+  days             $2,275,065.26         95

Memo Item - Reserve Account
     Prior Month                                     $13,374,663.21
+    Invest. Income                                      $64,190.39
+    Excess Serv.                                     $1,221,475.69
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $14,660,329.29

Exhibit 20.5
Page 2 of 3
Navistar Financial 1997 - A Owner Trust
For the Month of October 1998

                                                                                 NOTES
                                                           (Money Market)
                                            TOTAL             CLASS A - 1      CLASS A - 2        CLASS A - 3       CLASS B NOTES
                                       $500,000,000.00     $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                       0.00%            100.00%              0.00%             0.00%
     Coupon                                                        5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance                 $254,755,489.66
Ending Pool Balance                    $240,890,570.76

Collected Principal                     $13,404,132.95
Collected Interest                       $2,069,522.43
Charge - Offs                              $460,785.95
Liquidation Proceeds / Recoveries        $1,240,533.25
Servicing                                  $212,296.24
Cash Transfer from Reserve Account               $0.00
Total Collections Available
   for Debt Service                     $16,501,892.39

Beginning Balance                      $254,755,489.66              $0.00     $61,255,489.66    $176,000,000.00    $17,500,000.00

Interest Due                             $1,415,497.80              $0.00        $324,143.63        $990,000.00       $101,354.17
Interest Paid                            $1,415,497.80              $0.00        $324,143.63        $990,000.00       $101,354.17
Principal Due                           $13,864,918.90              $0.00     $13,864,918.90              $0.00             $0.00
Principal Paid                          $13,864,918.90              $0.00     $13,864,918.90              $0.00             $0.00

Ending Balance                         $240,890,570.76              $0.00     $47,390,570.76    $176,000,000.00    $17,500,000.00
Note / Certificate Pool Factor                                     0.0000             0.2140             1.0000            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                     $15,280,416.70              $0.00     $14,189,062.53        $990,000.00       $101,354.17

Interest Shortfall                               $0.00              $0.00              $0.00              $0.00             $0.00
Principal Shortfall                              $0.00              $0.00              $0.00              $0.00             $0.00
     Total Shortfall                             $0.00              $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                         $1,221,475.69
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance          $14,660,329.29
(Release) / Draw                        ($2,013,574.33)
Ending Reserve Acct Balance             $12,646,754.96

Exhibit 20.5
Page 3 of 3
Navistar Financial 1997 - A Owner Trust
For the Month of October 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     5                   4                  3                   2                   1
                                  Jun-98              Jul-98              Aug-98              Sep-98             Oct-98
Beginning Pool Balance       $307,289,360.36     $292,787,563.78    $278,655,438.98      $266,877,870.48    $254,755,489.66

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                $953,562.81         $443,388.53        $991,940.48          $591,540.28        $460,785.95
    Recoveries                 $1,323,449.85         $747,914.14        $726,522.20          $905,389.47      $1,240,533.25

Total Charged Off (Months 5, 4, 3)                 $2,388,891.82
Total Recoveries (Months 3, 2, 1)                  $2,872,444.92
Net Loss / (Recoveries) for 3 Mos                   ($483,553.10)(a)

Total Balance (Months 5, 4, 3)                   $878,732,363.12 (b)

Loss Ratio Annualized  [(a/b) * (12)]                      -0.6603%

Trigger:  Is Ratio > 1.5%                                     No
                                                                           Aug-98             Sep-98             Oct-98

B)   Delinquency Trigger:                                             $3,694,582.49        $4,021,875.48      $2,275,065.26
     Balance delinquency 60+ days                                          1.32586%             1.50701%           0.89304%
     As % of Beginning Pool Balance                                        1.16608%             1.30340%           1.24197%
     Three Month Average

Trigger:  Is Average > 2.0%                                   No

C)   Noteholders Percent Trigger:                         2.5929%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

     Trigger:  Is Minimum < 1.0%                              No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer